Exhibit 99.1

JMP GROUP REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

SAN FRANCISCO, July 28, 2010 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2010.

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Total net revenues were $42.8 million, an increase of 14.3% from $37.5 million for the second quarter of 2009. For the six months ended June 30, 2010, total net revenues were $68.1 million, an increase of 10.4% from $61.7 million for the six months ended June 30, 2009.

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Net income attributable to JMP Group was $2.2 million, or $0.10 per diluted share, compared to $4.3 million, or $0.20 per diluted share, for the second quarter of 2009. For the six months ended June 30, 2010, net income attributable to JMP Group was $3.9 million, or $0.17 per diluted share, compared to $4.3 million, or $0.20 per diluted share, for the six months ended June 30, 2009.

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Operating net income was $4.6 million, or $0.21 per diluted share, compared to $3.3 million, or $0.16 per diluted share, for the second quarter of 2009. For the six months ended June 30, 2010, operating net income was $7.7 million, or $0.34 per diluted share, compared to $4.2 million, or $0.20 per diluted share, for the six months ended June 30, 2009. During the second quarter of 2010, JMP Group changed its calculation of operating net income; and, as a result, operating net income as previously reported does not compare to operating net income reported herein for the quarters or six-month periods ended June 30, 2010 or June 30, 2009. For more information on operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

“We were pleased with our overall operating results for the second quarter,” said Joe Jolson, chairman and chief executive officer of JMP Group, “particularly in light of the increased industry headwinds in institutional brokerage and investment banking. JMP Securities’ investment banking revenues were up sharply, and institutional brokerage revenues were flat compared to the prior quarter’s levels. Harvest Capital Strategies had a respectable quarter, given the double-digit declines in the broad market indices, generating a weighted average annualized return of 7.4% on its invested capital. JMP Credit had a record quarter thanks to materially improved liquidity in middle-market corporate credits, which spurred many existing borrowers to opportunistically refinance their debt prior to maturity. As has been the case for the past year, we have reinvested a portion of the unsustainably high profits from JMP Credit in growth initiatives at JMP Securities and, to a lesser extent, at Harvest Capital Strategies. We are hopeful that these investments will prove to be productive in 2011 and beyond.”

Revenues

Investment Banking

Investment banking revenues were $10.6 million, an increase of 0.4% from $10.6 million for the second quarter of 2009. For the six months ended June 30, 2010, investment banking revenues were $16.1 million, an increase of 9.4% from $14.7 million for the six months ended June 30, 2009.

The company executed 22 investment banking transactions during the quarter, compared to 15 during the second quarter of 2009. Public equity underwriting revenues were $6.1 million, up from $4.4 million for the second quarter of 2009, as the company executed 15 public equity offerings, versus seven a year

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earlier. Private placement fee revenues amounted to $2.6 million, in line with $2.6 million for the second quarter of 2009, as the company executed four private placements, in keeping with four a year prior. Strategic advisory revenues totaled $2.0 million, down from $3.6 million for the second quarter of 2009, with the company acting as a strategic advisor on three completed transactions, versus four a year earlier.

Brokerage

Net brokerage revenues were $7.7 million, a decrease of 17.8% from $9.4 million for the second quarter of 2009. For the six months ended June 30, 2010, net brokerage revenues were $15.4 million, a decrease of 14.2% from $17.9 million for the six months ended June 30, 2009.

Asset Management

Asset management-related fee revenues were $3.4 million, a decrease of 26.6% from $4.7 million for the second quarter of 2009, including incentive fees of $0.9 million and $1.9 million, respectively. For the six months ended June 30, 2010, asset management-related fee revenues were $6.8 million, a decrease of 49.1% from $13.4 million for the six months ended June 30, 2009, including incentive fees of $1.5 million and $8.5 million, respectively. Asset management-related fee revenues include asset management fees as well as certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) reported in JMP Group’s financial statements as other income. Fee revenues classified as other income were $0.3 million and $0.7 million for the second quarters of 2010 and 2009, respectively, and $0.8 million and $0.9 million for the six months ended June 30, 2010 and June 30, 2009, respectively.

Client assets under management at June 30, 2010 totaled $1.1 billion, including $578.3 million of funds managed by Harvest Capital Strategies and $483.0 million par value of loans and cash underlying the collateralized loan obligation managed by JMP Credit Corporation. Client assets under management totaled $1.1 billion at March 31, 2010 and $1.0 billion at June 30, 2009.

Principal Transactions

Principal transactions generated net revenues of $0.4 million, a decrease of 93.7% from $6.5 million for the second quarter of 2009. For the six months ended June 30, 2010, principal transactions generated net revenues of $1.8 million, a decrease of 80.5% from $9.4 million for the six months ended June 30, 2009. Principal transactions primarily include direct investments made by JMP Group as well as investments by the company in funds managed by Harvest Capital Strategies.

For the quarter, equity investments and investments by JMP Group in its hedge funds produced net realized and unrealized gains of $1.0 million, compared to net realized and unrealized gains of $4.4 million for the second quarter of 2009. In addition, an investment in publicly traded New York Mortgage Trust, Inc. produced an unrealized loss of $0.5 million, compared to an unrealized gain of $2.1 million for the second quarter of 2009.

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $15.8 million due to the sale or payoff of 21 of the loans in its portfolio, an increase of 225.4% from $4.8 million for the second quarter of 2009 as a result of the sale or payoff of six loans. For the six months ended June 30, 2010, realized gains amounted to $19.2 million due to the sale or payoff of 32 loans. At June 30, 2010, 44 loans with an aggregate par value of $271.7 million and an associated liquidity discount of $64.4 million remained from the portfolio acquired by JMP Credit in April 2009.

A loan loss provision of $0.2 million was recorded for the quarter as a general reserve with regard to performing loans at JMP Credit. For the second quarter of 2009, a loan loss provision of $3.3 million was recorded, $0.7 million of which was in connection with a loan held for investment by JMP Group and $2.5 million of which was with regard to impaired loans at JMP Credit.

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At June 30, 2010, gross impaired loans declined 59.1% to $24.4 million, or 5.5% of gross loans outstanding, from $59.8 million, or 12.8% of gross loans outstanding, at March 31, 2010. With regard to impaired loans at June 30, 2010, discounts and reserves (including credit discounts, liquidity discounts and allowances for loan losses) totaled $22.2 million, or 90.9% of gross impaired loans outstanding. With regard to performing loans at June 30, 2010, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) totaled $67.4 million, or 15.9% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Net interest income equaled $4.7 million, compared to $2.8 million for the second quarter of 2009, and net dividend income totaled $0.5 million, versus $0.7 million for the second quarter of 2009. For the six months ended June 30, 2010, net interest income was $8.0 million, compared to $3.0 million for the six months ended June 30, 2009, and net dividend income was $1.1 million, in line with $1.1 million for the six months ended June 30, 2009. The significant year-over-year differences in net interest income are due to unscheduled principal prepayments that enhanced the yield on loans at JMP Credit Corporation and produced $2.4 million and $2.7 million of net interest income for the quarter and six months ended June 30, 2010, respectively. Additionally, JMP Credit did not exist prior to April 2009.

Expenses

Compensation and Benefits

Compensation and benefits expense was $30.6 million, compared to $22.7 million for the second quarter of 2009. For the six months ended June 30, 2010, compensation and benefits expense was $46.1 million, compared to $41.5 million for the six months ended June 30, 2009. Of the amounts recorded for the quarter and six months ended June 30, 2010, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $1.2 million and $1.9 million, respectively, while such expense attributable to RSUs granted thereafter was $0.2 million and $0.4 million, respectively.

As a percentage of total net revenues, compensation and benefits expense was 71.4%, compared to 60.7% for the second quarter of 2009, and was 67.7% for the six months ended June 30, 2010, compared to 67.4% for the six months ended June 30, 2009. Pro forma compensation and benefits expense (which excludes the cost of RSU grants) was 68.1% of total net revenues, compared to 57.3% for the second quarter of 2009, and was 64.3% for the six months ended June 30, 2010, compared to 63.1% for the six months ended June 30, 2009.

Non-Compensation Expense

Non-compensation expense was $7.1 million, compared to $6.4 million for the second quarter of 2009. For the six months ended June 30, 2010, non-compensation expense was $13.4 million, compared to $11.7 million for the six months ended June 30, 2009. As a percentage of total net revenues, non-compensation expense was 16.7% for the quarter, compared to 17.0% for the second quarter of 2009, and 19.7% for the six months ended June 30, 2010, compared to 18.9% for the six months ended June 30, 2009.

Share Repurchase Activity

During the quarter ended June 30, 2010, JMP Group repurchased a total of 938,458 shares of its common stock at an average price of $6.88 per share, or $6.5 million in aggregate.

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Book Value per Share

At June 30, 2010, JMP Group’s tangible book value per share was $5.65, compared to $5.68 at March 31, 2010 and $5.35 at June 30, 2009. Adjusting book value to reflect the net liquidity discount on JMP Credit’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at June 30, 2010 would have been $4.85, as indicated by the reconciliation below.

(in thousands, except per share amounts)	June 30, 2010	Mar. 31, 2010	June 30, 2009
Total JMP Group stockholders’ equity	$121,276	$123,230	$111,004
Goodwill and intangible assets	—	—	—

Tangible stockholders’ equity	121,276	123,230	111,004
Liquidity discount on loans	64,410	84,771	115,875
Liquidity discount on asset-backed securities issued	(93,866)	(100,787)	(121,015)

Net liquidity discount	(29,456)	(16,016)	(5,140)
Income tax benefit (assumed tax rate of 42%)	12,372	6,727	2,159

Net after-tax liquidity discount	(17,084)	(9,289)	(2,981)

Adjusted tangible stockholders’ equity	$104,192	$113,941	$108,023

Adjusted tangible book value per share	$4.85	$5.26	$5.21

Basic shares outstanding	21,482	21,676	20,750
Operating ROATE*	16.6%	10.7%	12.3%

*	Return on adjusted tangible equity = operating net income / average adjusted tangible stockholders’ equity.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern expenses or gains that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these expenses or gains are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes net unrealized gains and losses on strategic equity investments, and (iv) assumes an effective tax rate of 42%. This methodology differs from that employed by JMP Group in recent prior periods, when operating net income was defined as excluding only stock-based compensation expense related to the company’s IPO. As now calculated, in particular, operating net income adjusts for:

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the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $1.2 million and $1.9 million for the quarter and six months ended June 30, 2010, respectively;

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the grant of restricted stock units subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.2 million and $0.4 million for the quarter and six months ended June 30, 2010, respectively;

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $1.7 million and $3.2 million for the quarter and six months ended June 30, 2010, respectively;

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unrealized mark-to-market gains or losses on the company’s strategic investments in publicly traded New York Mortgage Trust, Inc. and, prior to December 31, 2009, Hercules Technology Growth Capital, Inc.;

•	a non-cash bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit during the quarter ended June 30, 2009; and

•	a combined federal, state and local income tax rate of 42%.

A reconciliation of JMP Group’s net income to the company’s operating net income for the quarter and six months ended June 30, 2010 and for comparable prior periods is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2010	Mar. 31, 2010
Net income attributable to JMP Group Inc.	$2,185	$1,718

Add back:
Income tax expense	2,134	1,388

Income before taxes	4,319	3,106

Add back/(subtract):
Compensation expense – IPO-related RSUs	1,221	676
Compensation expense – Post-IPO RSUs	191	226
Net amortization of liquidity discounts on loans	1,696	1,496
(Gain)/loss on strategic equity investments	548	(212)
Gain on bargain purchase	—	—

Operating income before taxes	7,975	5,292

Income tax expense (assumed tax rate of 42%)	3,350	2,223

Operating net income	$4,625	$3,069

Operating net income per share:
Basic	$0.21	$0.14
Diluted	$0.21	$0.14

Weighted average shares outstanding:
Basic	21,654	21,612
Diluted	22,295	22,484

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	Three Months Ended
(in thousands, except per share amounts)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009
Net income attributable to JMP Group Inc.	$3,521	$2,969	$4,286	$34

Add back:
Income tax expense	1,171	2,879	3,560	52

Income before taxes	4,692	5,848	7,846	86

Add back/(subtract):
Compensation expense – IPO-related RSUs	691	708	803	959
Compensation expense – Post-IPO RSUs	5,164	543	466	409
Net amortization of liquidity discounts on loans	789	161	1,180	—
(Gain)/loss on strategic equity investments	43	(2,723)	(3,354)	84
Gain on bargain purchase	—	—	(1,179)	—

Operating income before taxes	11,379	4,537	5,762	1,538

Income tax expense (assumed tax rate of 42%)	4,779	1,906	2,420	646

Operating net income	$6,600	$2,631	$3,342	$892

Operating net income per share:
Basic	$0.31	$0.13	$0.16	$0.04
Diluted	$0.30	$0.12	$0.16	$0.04

Weighted average shares outstanding:
Basic	21,258	20,755	20,643	20,500
Diluted	22,228	22,015	21,323	20,702

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	Six Months Ended
(in thousands, except per share amounts)	June 30, 2010	June 30, 2009
Net income attributable to JMP Group Inc.	$3,903	$4,320

Add back:
Income tax expense	3,522	3,612

Income before taxes	7,425	7,932

Add back/(subtract):
Compensation expense – IPO-related RSUs	1,896	1,761
Compensation expense – Post-IPO RSUs	418	875
Net amortization of liquidity discounts on loans	3,192	1,180
(Gain)/loss on strategic equity investments	335	(3,269)
Gain on bargain purchase	—	(1,179)

Operating income before taxes	13,266	7,300

Income tax expense (assumed tax rate of 42%)	5,572	3,066

Operating net income	$7,694	$4,234

Operating net income per share:
Basic	$0.36	$0.21
Diluted	$0.34	$0.20

Weighted average shares outstanding:
Basic	21,633	20,572
Diluted	22,378	21,167

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 9, 2010 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2009 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 11:00 a.m. EDT on Wednesday, July 28, 2010. To participate in the call, dial 800-895-1549 (domestic) or 785-424-1057 (international). The conference identification code is “7Q1101088.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, Harvest Capital Strategies and JMP Credit Corporation. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2010 JMP Group Inc.	8

JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	June 30, 2010	Dec. 31, 2009
Assets
Cash and cash equivalents	$42,598	$75,680
Restricted cash and deposits and receivable from clearing broker	50,031	38,237
Marketable securities owned, at fair value	15,136	5,899
Other investments	57,171	59,190
Loans held for investment, net of allowance for loan losses	1,692	1,592
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	357,786	327,967
Deferred tax assets	41,994	51,499
Other assets	14,428	14,657

Total assets	$580,836	$574,721

Liabilities and Stockholders’ Equity
Liabilities:
Accrued compensation	$16,279	$43,026
Asset-backed securities issued, net of purchase discounts	337,138	326,632
Note payable	13,177	9,045
Deferred tax liability	42,516	48,220
Other liabilities	40,185	22,147

Total liabilities	449,295	449,070

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	121,276	120,635
Noncontrolling interest	10,265	5,016

Total equity	131,541	125,651

Total liabilities and equity	$580,836	$574,721

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Investment banking	$10,635	$10,598	$16,104	$14,713
Brokerage	7,690	9,358	15,360	17,897
Asset management fees	3,142	4,033	6,033	12,499
Principal transactions	411	6,533	1,833	9,423
Gain on sale and payoff of loans	15,762	4,844	19,242	4,844
Gain on repurchase of asset-backed securities issued	—	108	—	108
Gain on bargain purchase	—	1,179	—	1,179
Net dividend income	499	651	1,115	1,084
Other income	305	660	801	928

Non-interest revenues	38,444	37,964	60,488	62,675

Interest income	13,003	11,667	24,581	11,958
Interest expense	(8,310)	(8,899)	(16,550)	(8,980)

Net interest income	4,693	2,768	8,031	2,978

Provision for loan losses	(291)	(3,257)	(455)	(3,982)

Total net revenues	42,846	37,475	68,064	61,671

Non-interest expenses:
Compensation and benefits	30,592	22,740	46,112	41,541
Administration	1,974	1,322	2,995	2,443
Brokerage, clearing and exchange fees	1,223	1,490	2,574	2,740
Travel and business development	1,001	716	1,921	1,053
Communications and technology	1,073	955	2,146	1,818
Occupancy	671	597	1,322	1,178
Professional fees	813	928	1,788	1,884
Depreciation	169	207	337	403
Other	214	159	344	163

Total non-interest expenses	37,730	29,114	59,539	53,223

Income before income tax expense	5,116	8,361	8,525	8,448
Income tax expense	2,133	3,560	3,522	3,612

Net income	2,983	4,801	5,003	4,836
Less: Net income attributable to noncontrolling interest	798	515	1,100	516

Net income attributable to JMP Group Inc.	$2,185	$4,286	$3,903	$4,320

Net income attributable to JMP Group Inc. per share:
Basic	$0.10	$0.21	$0.18	$0.21
Diluted	$0.10	$0.20	$0.17	$0.20

Weighted average common shares outstanding:
Basic	21,654	20,643	21,633	20,572
Diluted	22,295	21,323	22,378	21,167

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